Exhibit 3.291

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 10/13/1998 981393955 - 2954578

CERTIFICATE OF FORMATION

OF

SAN JOSE HEALTHCARE SYSTEM, LLC

The undersigned, an authorized person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is San Jose Healthcare System, LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

Executed on October 12, 1988.

HCA - RALEIGH COMMUNITY HOSPITAL INC., the Sole Member

/s/ John M. Franck II
John M. Franck II Vice President and Secretary

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

SAN JOSE HEALTHCARE SYSTEM, LLC

It Is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is San Jose Healthcare System, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the sole member, HCA - Raleigh Community Hospital, Inc. thereof and by substituting in lieu of said member the following new sole member:

“VH Holdings, Inc.,

the Sole Member”

Executed on November 13, 1998.

HCA - RALEIGH COMMUNITY HOSPITAL INC., the Sole Member

/s/ John M. Franck II
John M. Franck II Vice President and Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/17/1998 981443265 – 2954578